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EXHIBIT 99.2

NEWS RELEASE:

ebix.com Inc.	Miller/Shandwick Contact:
5 Concourse Pkwy. Suite 3200, Atlanta, GA 30328 (678) 281-2020 NASDAQ: EBIX	Diane Pardes/Molly Dawson (617) 536-0470 dpardes@miller.shandwick.com mdawson@miller.shandwick.com

ebix.com Inc. Announces Continued NASDAQ Listing

    Atlanta, GA—July 2, 2001 — ebix.com Inc. (NASDAQ: EBIX) announced today that it received notice from the NASDAQ Listing Qualification Panel that the company will continue trading on the NASDAQ SmallCap Market. The Panel determined to continue the listing of ebix's common stock on the NASDAQ SmallCap Market, subject to certain conditions, following a hearing held on May 24, 2001.

    Pursuant to the Panel's determination, ebix must, no later than July 13, 2001, make a filing with the SEC and NASDAQ showing that it has either stockholders' equity of at least $3,000,000 or net tangible assets of $3,250,000 and must demonstrate continuing compliance with all requirements for continued listing on the NASDAQ SmallCap Market. With the consummation of the two closings with BRiT Insurance Holdings PLC and having turned profitable in the first quarter of 2001, ebix expects to make the required filing and demonstrate compliance with all requirements for continued listing on the market.

    SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER THE SECURITIES LITIGATION REFORM ACT OF 1995—This press release contains forward-looking statements and information that are based on ebix management's beliefs, as well as assumptions made by and information currently available to management, including statements regarding ebix's ability to meet Nasdaq listing requirements. Such statements are subject to various risks and uncertainties which could cause actual results, performance or achievements to vary materially from those stated or implied. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from those anticipated, estimated, expected or projected. Such risks and uncertainties include, without limitation, the risk that, notwithstanding current expectations, ebix fails to make the filing required by Nasdaq and otherwise demonstrate compliance with the requirements for continued listing on the market, which would result in ebix's common stock being delisted and could decrease the value and liquidity of ebix's common stock; the extent to which ebix's business initiatives are undertaken and are successful; the ability of ebix to overcome its recent history of operating losses and declining revenues; the availability and amount of future sources of capital and the terms thereof; the extent to which the ebix.com website can be successfully developed and marketed; the possible effects of the Securities and Exchange Commission's investigation of ebix's financial reporting; the risks associated with potential future acquisitions; the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; ebix's ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change; ebix's dependence on the insurance industry; the highly competitive and rapidly changing markets for ebix's products and services; ebix's ability to effectively protect its applications software and other proprietary information; ebix's ability to attract and retain quality management and software, technical sales and other personnel; the risks of disruption of ebix's internet connections or internal service problems; the possibly adverse effects of substantial increase in volume of traffic on ebix's website, mainframe and other servers; possible security breaches on the ebix website and the possible effects of insurance regulation on ebix's business. Certain of these, as well as other, risks and uncertainties are described in more detail in ebix's periodic filings pursuant to the Securities Exchange Act of 1934. Ebix undertakes no obligation to update any such factors or to publicly update, or announce the results of, any of the forward-looking statements contained herein to reflect future events or developments or for any other reason.

About ebix.com:

    ebix.com, an HP Enabled E-Service which ebix.com Inc. launched on September 8, 1999, is the only site on the Web to meet the insurance needs of both the consumer and the insurance professional. ebix.com includes a virtual marketplace, ebix.mall, where consumers can define their policy coverages and seek competitive quotes from a number of carriers or agents/brokers in a timeframe defined by the consumer. This allows consumers to compare prices in a non-threatening environment and buy insurance online if they so desire. ebix.com offers consumers access to over 1,000 agents representing nearly 2,000 different carriers, as well as 30 carriers quoting direct. ebix.com also incorporates powerful and secure business tools for agents/brokers, including the workflow and management engine ebix.link. ebix.link is currently being piloted by a number of leading carriers and agents in the United States, drawing from ebix.com Inc.'s strong business relationships with six of the ten largest insurance agencies in the world and over 3,000 agencies in the United States. This workflow engine, launched in January, can save insurance professionals up to 70 percent in time, energy and costs associated with processing day-to-day transactions.

About ebix.com Inc.:

    Founded in 1976, ebix.com Inc.—formerly known as Delphi Information Systems, Inc. (NASDAQ: EBIX-news)—is a leading international supplier of software and Internet solutions to the property & casualty insurance industry. The recent name change to ebix.com Inc. aligns the identity of the company with its strategic focus of using the Internet to enhance the way insurance business is transacted, through solutions that encompass both e-commerce and web-enabled agency management systems. An independent provider, ebix.com Inc. employs insurance and technology professionals who provide products, support and consultancy to over 3,000 customers on six continents.

    For more information on ebix.com Inc. products and services, call 678-281-2020 or visit the ebix.com Inc. web site at www.ebix.com.

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  EXHIBIT 99.2
ebix.com Inc. Announces Continued NASDAQ Listing